Exhibit 5.10

CONSENT OF JOHN MCCLINTOCK

Western Copper and Gold Corporation

The undersigned hereby consents to:

(i)

the inclusion and incorporation by reference of the scientific and technical information relating to the Casino mineral property located in Yukon, Canada of Western Copper and Gold Corporation (the “Company”) in connection with the preparation of which I was involved; and

(ii)	the use of my name in connection with reference to my involvement in the preparation of certain technical information,

in the Registration Statement on Form F-10 of the Company.

/s/ John McClintock
John McClintock, P. Eng.

Date:	August 6, 2020